                                                                    Exhibit 10.9

                   AMENDED LOAN AGREEMENT NO. 5 OF THE MASTER
                   CREDIT AGREEMENT, DATED AUGUST 8, 1997 AND
                 AMENDMENT NO. 8 OF THE ADMISSION FORM NO. 10,
                             DATED DECEMBER 10, 1999

                                     between

--------------------------------------------------------------------------------

                            MASTELLONE HERMANOS S.A.
                                  as Borrower,

                                       and

                     CALYON as successor of CREDIT LYONNAIS
                  as Arranger an/or Lender, as the case may be
--------------------------------------------------------------------------------

                         ------------------------------

                               Dated June 3, 2004
                         ------------------------------

                  AMENDED AGREEMENT NO. 5 AND AMENDMENT NO. 8 OF THE ADMISSION
FORM NO. 10, dated June [3], 2004, by and between Mastellone Hermanos S.A., a corporation organised and existing under the laws of the Republic of Argentina, domiciled at Encarnacion Ezcurra 365, 2nd. floor, City of Buenos Aires,
Argentina, as borrower (the "Borrower"), on the one part, and CALYON, as successor of Credit Lyonnais, a "societe anoynyme" organised and existing under the laws of France, having its registered office at 9, Quai du President Paul
Doumer, Paris La Defense, France, as lender and as arranger (the "Lender" and/or the "Arranger", as the case may be and together with the Borrower the
"Parties"), on the other part.

                                   WITNESSETH

(A)      WHEREAS on August 8, 1997,  the Arranger,  the Lender and the Borrower
         entered into a master credit agreement (the "Master Credit Agreement"), thereafter amended by the Amendment Agreement No. 1 dated October 29,
         1998; the Amendment Agreement No. 2, dated July 26, 1999; the Amendment
         Agreement No. 3 dated October 13, 1999 and the Amendment Agreement No.
         4 dated May 29, 2000. The Parties also executed Admission Form No. 10 dated December 10, 1999, as amended by the Amendment Agreement No. 1, dated April 24, 2001; by the Amendment Letter No. 1 dated May 18, 2001;
         by the Amendment letter No. 2 dated June 27, 2001; by the Amendment
         Letter No. 3 dated July 2, 2001; by the Amendment Letter No. 4 dated
         August 31, 2001; by the Amendment Letter No. 5 dated October 15, 2001;
         by the Amendment Letter No. 6 dated December 4, 2001; by the Amendment
         Letter No. 7 dated November 20, 2002 for an original principal amount of the countervalue in USD of DKK 77,918,680 plus 100% of the Export
         Credit Guarantee premium (the Master Credit Agreement, as amended, and
         Admission Form No. 10, as amended, are referred to hereinafter as the
         "Credit Facility" and are attached hereto as Annex I);

(B)      WHEREAS as of the date hereof, (i) the aggregate amount of principal outstanding under the Credit Facility arises to the sum of
         US$ 9,852,998 and (ii) the aggregate amount of accrued interest until
         March 31, 2004, and outstanding under the Credit Facility arises to the sum of US$ 1,975,372;

(C)      WHEREAS as security for the Credit Facility, (i) on January 21, 2000, the Borrower pledged in favour of the Lender the assets listed in the
         Registered Pledge Agreement (the "Pledge Agreement"), attached hereto as Annex I, and the Pledge Agreement was registered with the Register of Loans Secured by Pledges (Registro Nacional de Creditos Prendarios)
         in the City of Lujan,

                                                                               2

         Province of Buenos Aires, under No. 22198; and (ii) the Borrower endorsed to the Lender an insurance policy over the Pledged Assets;

(D)      WHEREAS as from March 2002, the Borrower is in breach of its payment obligations under the Credit Facility, and such default is currently continuing;

(E)      WHEREAS the Borrower has requested, and the Lender has agreed, to amend the Credit Facility in order to refinance without novation the
         Outstanding Principal Amount, as hereinafter defined, owed by the
         Borrower to the Lender under the Credit Facility, in accordance with the terms and subject to the conditions set forth in this Amended
         Agreement No. 5 (the "Agreement");

(F)      WHEREAS as part of the amendment proposal of the Borrower, the Parties wish to agree on a sale of the pledged assets listed in Exhibit 1 to the Pledge Agreement (the "Pledged Assets"), and it is the intention of the Parties to establish the terms and conditions under which the
         Pledged Assets should be sold;

                  NOW, THEREFORE, the parties hereto agree to amend terms of the
Credit Facility as follows:

                  SECTION 1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.
                                   ------------------------------------------
                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided), provided that capitalised terms not defined herein shall have the meaning as ascribed to them under the Credit Facility.

                   "Agreement" shall mean this Amended Agreement No. 5 to the
Master Credit Agreement dated August 8, 1997 and Amendment No. 8 of the
Admission Form No. 10, as modified, supplemented or amended from time to time.

                  "APV" shall mean APV Nordic Dairy A/S or Invensys or any of their affiliates.

                  "Argentine Bankruptcy Law" shall mean the Argentine Bankruptcy
Law N(0) 24,522 as amended.

                 "Argentine GAAP" shall mean Argentine General Accepted
Accounting Principles.

                                                                               3

                 "Borrower" shall mean Mastellone Hermanos S.A.

                 "Commercial Companies Law" shall mean the Argentine Commercial
Companies Law No. 19,550, as amended.

                 "Credit Document/s" shall mean and include this Agreement and all other agreements and instruments executed, or to be executed, in connection therewith as amended, supplemented or modified from time to time.

                "Credit Facility" shall have the meaning provided for in the
Whereas A herein.

                "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

                "EKF" shall mean Eksport Kredit Fonden.

                "Event of Default" shall have the meaning provided in SECTION 7 of this Agreement and as provided for in the Credit Facility.

                "Governmental Authority" shall mean any ministry,
administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, corporation or other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities) of, or owned or controlled by the Argentine
Republic, or any political subdivision thereof.

                " Indemnified Person" shall have the meaning specified in
SECTION 8.7 of this Agreement.

                "Interest Determination Date" shall mean the last Banking Day prior to the commencement date of any Interest Period.

                "Interest Period" shall mean, for interest determination
purposes under this Agreement, consecutive periods of six (6) months, the first of which shall be irregular and commence on the date of execution of this
Agreement and end on December 31, 2004.

                "Interest Rate" shall have the meaning specified in
SECTION 2.2(A) of this Agreement.

                "Law" shall mean any constitution, treaty, convention, statute, law, code, ordinance, decree, order, rule, regulation, guideline, interpretation, direction, policy or request, or judicial or arbitral decision, of a Governmental Authority.

               "Lender" shall mean CALYON as successor of Credit Lyonnais, its respective successors and assignees.

               "LIBOR" shall mean with respect to any Interest Period, (i) the rate per annum which is the offered rate for USD deposits with a term approximately equal to such

                                                                               4

Interest Period that appears on the "LIBO" screen of "The Reuter Monitor
Money Rate Service" at approximately 10:00 A.M. (London time) on the date which is two (2) Banking Days prior to the commencement of such Interest Period. If
LIBOR is for any reason not available, or does not accurately reflects the costs of funding of the Lender, LIBOR shall mean the interest rate that accurately reflects such costs of funding, as determined by the Lender in good faith.

               "Lien" shall mean any mortgage, pledge, hypothecation,
assignment, fiduciary transfer, guarantee, escrow, usufruct, deposit arrangement, charge, encumbrance, privilegio (general or special), lien
(statutory or other), preference, security interest, priority or any other security agreement or preferential arrangement of any kind or nature whatsoever having the effect of constituting a security interest (including, without limitation, hipoteca under Argentine Law or prenda under Argentine law and any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice Law, and any lease having substantially the same effect as any of the foregoing).

               "Margin" means two point fifty percent (2.50%) per annum.

               "Material Adverse Effect" shall mean, at the sole opinion of the
Lender, any material adverse effect on, (i) the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower or its subsidiaries and affiliates, or (ii) the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents or
(iii) the legality, validity, binding effect or enforceability of any provision of this Agreement or any of the other Credit Documents. "Minimum Cash Selling
Price" shall have the meaning provided in SECTION 9.2 of this Agreement.

               "Minimum Guaranteed Selling Price" shall have the meaning
provided in SECTION 9.2 of this Agreement.

               "Net Outstanding Principal Amount" shall have the meaning
provided in SECTION 9.3 of this Agreement.

               "New Tax Regulations" shall have the meaning provided in SECTION
9.2(B)

               "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Lender pursuant to the terms of this
Agreement or any of the other Credit Documents.

               "Offer" shall have the meaning provided in SECTION 8.1 of this
Agreement.

               "Outstanding Principal Amount" shall have the meaning provided in
 SECTION 2.1(B) HEREIN.

                                                                               5

               "Parties" shall have the meaning provided for in the firdt paragraph of this Agreement.

               "Payment Office" shall mean the account of Credit Lyonnais
Americas, New York, New York, USA , for credit to CALYON as successor of Credit
Lyonnais; Account No. 01100684.0.001.00; Reference: IFAP/A&F/MCA Mastellone AF
No. 10, or whichever other account as may be informed in writing by the Lender to the Borrower.

               "Person" shall mean any individual, partnership, limited
partnership, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Authority.

               "Pledge Agreement" shall mean the existing registered pledge in first rank of priority granted by the Borrower in favour of the Lender as security of the Credit Facility over equipment of the Borrower, granted under the following instrument: Registered Pledge Agreement dated January 21, 2000, registered before the National Registry of Pledged Credits (Registro Nacional de
Creditos Prendarios) (Office of Lujan, Province of Buenos Aires) on February 14,
2000, under No. 22198, copy of which is attached hereto as Annex I. "Pledged
Assets" shall mean the assets listed in Exhibit 1 to the Pledge Agreement.

               "Reference Banks" shall mean the principal London offices of four major banks in the London interbank market, as selected by the Lender.

               "Restriction" has the meaning specified in SECTION 3.3(A) of this Agreement.

               "Technical Expert" has the meaning specified in SECTION 8.3 of this Agreement.

               "Sale" has the meaning specified in SECTION 8.1 of this
Agreement.

               "Scheduled Repayment Date" shall have the meaning provided in
SECTION 3.1 and 9.4 of this Agreement.

               "Scheduled Repayment" shall have the meaning provided in SECTION
3.1 and 9.4 of this Agreement.

               "Taxes" shall have the meaning provided in SECTION 8.5 of this
Agreement.

               "USD" and "US$" shall each mean the United States Dollars..

               "VAT" shall mean the value added tax under Argentine Law
(impuesto al valor agregado).

               1.2 Principles of Construction.

               (a) All references to Sections, Schedules and Exhibits are to
Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                                                                              6

                  SECTION 2.       THE REFINANCING.
                                   ---------------
                  2.1     Lender's consent.
                          ----------------
                  (a) The Borrower has requested and the Lender has agreed, to amend the Credit Facility in order to: (i) refinance without novation the
Outstanding Principal Amount with effects as of the date hereof but subject to the provisions contained in SECTION 4 of this Agreement, and (ii) authorised the lender to use its reasonable endeavours to obtain from third parties Offers, as hereinafter defined, in order to perfect the Sale, as hereinafter defined.

                  (b)The Borrower irrevocably acknowledges to owe the Lender under the Credit Facility the amount of USD 9,852,998 as of the date hereof (the
"Outstanding Principal Amount"). It is further agreed that the Borrower is released from its obligation to pay interests accrued as of the date hereof.

                  2.2     Interest
                          --------
                  (a) The Borrower agrees to pay interest in respect of the
balance under the Outstanding Principal Amount at a rate per annum equal at all times during each Interest Period to the lower of (i) 5% and (ii) the sum of
LIBOR for such Interest Period plus the Margin (the "Interest Rate"). Interest on the balance under the Outstanding Principal Amount shall be payable (y) at the end of each Interest Period, and (z) simultaneously with any prepayment of principal.
                  (b) On each Interest Determination Date, the Lender shall
determine LIBOR for the Interest Period applicable to the balance under the
Outstanding Principal Amount and shall promptly notify the Borrower thereof.
Each such determination shall, absent manifest error, be final and conclusive and binding on the Borrower. If, on the Interest Determination Date, the display designated as "LIBO" screen of "The Reuter Monitor Money Rate Service" (or such other page as may replace such page on such service, or on another service designated by the British Bankers' Association, for the purpose of displaying the rates at which Dollar deposits with a term approximately equal to the relevant Interest Period are offered by leading banks in the London interbank deposit market) is not being displayed, the Lender will request the Reference
Banks to provide the Lender with their offered quotations for deposits in USD for such Interest Period to prime banks in the London interbank market at approximately 10:00 A.M. (London time) on such Banking Day and in a principal amount equal to the balance under the Outstanding Principal Amount. If at least two (2) such quotations are provided, LIBOR shall be calculated using the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of such quotations. If fewer than two
(2)

                                                                               7

Reference Banks provide quotations to the Lender to determine LIBOR, then
(i) the Lender shall forthwith notify the Borrower that LIBOR cannot be determined, and (ii) the balance under the Outstanding Principal Amount shall bear interest at a rate per annum equal to the sum of the cost of funds of the
Lender plus the Margin until such time as LIBOR can be determined.

                  (c) Overdue principal and, to the extent permitted by Law, overdue interest in respect of the Outstanding Principal Amount and any other overdue amount payable by the Borrower hereunder shall bear, in addition to the
Interest Rate, interest at a rate per annum equal to 5%, in each such case accruing from the date on which such amount was due, until it is fully paid by the Borrower.

                  2.3. Restructuring Fee: the Borrower agrees to pay to the
Lender a restructuring fee calculated as follows: (i) if the Pledged Assets are sold, the restructuring fee will be equal to one percent (1%) of the Net
Outstanding Principal Amount. Such restructuring fee shall be payable on June
30, 2007 and (ii) if the Pledged Assets are not sold the restructuring fee will be equal to one percent (1%) of the Outsanding Principal Amount reduced by an amount equal to the amount defined as Minimum Cash Selling Price provided in
SECTION 9.2 of this Agreement, and further reduced by an additional one third
(1/3) of said Minimum Cash Selling Price. Such restructuring fee shall be payable on March 30, 2006.

                  SECTION 3.       PAYMENTS AND PREPAYMENTS.
                                   -------------------------

                  3.1 Payment of the Outstanding Principal Amount. Subject to
SECTION 9.3 the Borrower shall pay on each date set forth below the principal amount set forth below opposite such date (each such payment date, a "Scheduled
Repayment Date" and each such principal amount, a "Scheduled Repayment"):

                                                            Percentage of
                                                            -------------
                   Principal Payment Date           Outstanding Principal Amount
                   ----------------------           ----------------------------
                    March 30, 2006                              5%
                    September 30, 2006                          5%
                    March 30, 2007                              5%
                    September 30, 2007                          5%
                    March  30, 2008                            10%
                    September 30, 2008                         10%
                    June March 30, 2009                        20%
                    September 30, 2009                         20%
                    March 30, 2010                             20%

                                                                               8

                  3.2 Voluntary Prepayments. The Borrower may prepay, in whole or in part, on any Scheduled Repayment Date, any portion of the Outstanding
Principal Amount (including accrued interest thereon), on the following terms and conditions: (i) the Borrower shall give the Lender at the Payment Office at least five (5) Banking Days' prior written irrevocable notice of its intention to prepay a portion of the Outstanding Amount; and (ii) such prepayment shall be in an aggregate principal amount of at least US$10,000.00 plus interest thereon.

                  3.3     Method and Place of Payment.
                          ----------------------------
                 (a) Except as otherwise specifically provided herein, all
payments under this Agreement shall be made to the Lender not later than 5:00
P.M. (New York time) on the date when due and shall be made exclusively in USD in immediately available funds at the Payment Office; provided, however, that if the Borrower is not able to so tender USD as a result of the adoption of a Law, the taking of action by a Governmental Authority or the occurrence of any other circumstance which in any such case prohibits, prevents or limits the payment of
USD, regarding which the Borrower has complied with all the Requirements (a
"Restriction"), the Borrower shall, during the continuance of such prohibition or restriction, make payments hereunder in USD (i) by purchasing with Pesos any public or private United states Dollar denominated bonds issued in Argentina or any other USD denominated securities, and transferring and selling such instruments outside Argentina for USD, or (ii) by any other lawful mechanism for the acquisition of USD, at the option of the Lender. No form of payment shall be deemed to constitute payment of the applicable Obligation until receipt by the
Lender of the full amount of USD due in respect thereof. All costs, expenses and taxes payable in connection with this SECTION 3.3 (A) shall be for the account of the Borrower. Anything herein shall prevent the Lender to benefit from
Article 20 of the Credit Facility.

                  (b) Whenever any Scheduled Repayment Date shall be a day which is not a Banking Day, such Scheduled Repayment Date shall be extended to the next immediately succeeding Banking Day, and interest shall be payable at the
Interest Rate during such extension, unless the result of such extension would be to carry such Scheduled Repayment Date into another calendar month, in which event such Scheduled Repayment Date shall be the immediately preceding Banking
Day.

                                                                               9

                  SECTION 4.       CONDITIONS PRECEDENT.
                                   ---------------------
The refinancing by the Lender of the Outstanding Principal Amount as agreed herein is subject to the satisfaction of the following conditions precedent, which are being duly fulfilled simultaneously with the execution of this
Agreement unless otherwise provided herein:

                    (a) Officer's Certificate. Within seven (7) Banking Days as from the execution hereof, the Lender has received from the Borrower a certificate, signed on behalf of the Borrower by its president or other authorised officer of the Borrower acceptable to the Lender, substantially in the form of Annex II herein, with appropriate insertions, together with a certified copy of the current by-laws and/or organisational documents (estatutos sociales) of the Borrower and the resolutions of the Borrower referred to in such certificate.

                   (b) Survival of Existing Securities. The Pledge Agreement is
in full force and effect as of the date hereof And provides the Lender with a valid, perfected and enforceable security interest over the Pledged Assets and, as of the date hereof, the Pledged Assets are covered by the insurance policy as provided in Credit Facility which policy has been validly endorsed to the
Lender.

                  (c) Legal Opinions: The Lender has received an opinion dated as of the date hereof, from the Borrower's counsel substantially in the form attached as Annex III hereto.

                  (d) Payment of Fees Taxes and Expenses: The Borrower shall pay
(i) within seven (7) Banking Days as from the execution hereof, to the Lender's counsel, the legal fees incurred by the Lender with their external Argentine counsels, Fortunati & Lucero, in connection with structuring and execution of this Agreement, and (ii) any and all Taxes, if any, incurred by the Lender in connection with the execution, and registration of this Agreement and the other
Credit Documents and the documents and instruments prepared in connection herewith or in anticipation hereof and any amendment, waiver or consent relating hereto or thereto, including without limitation, costs of a translation into
Spanish of this Agreement by a sworn translator.

                  SECTION 5.       REPRESENTATIONS AND WARRANTIES.
                                   ------------------------------
                  In order to induce the Lender to enter into this Agreement and to grant the refinancing of the Outstanding Principal Amount, the Borrower makes the following

                                                                              10

representations and warranties in addition to the Representations,
Warranties and Undertakings provided for in the Credit Facility:

                  5.1 Legal Status. The Borrower (i) is a sociedad anonima duly organised and validly existing under the Laws of Argentina, (ii) has full requisite power and authority to own its properties and assets and to transact the business in which is engaged and to do all things necessary or appropriate in respect of its business, and (iii) is duly qualified and authorised to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect.

                  5.2 Power and Authority. The Borrower has full requisite power and authority to execute, deliver, maintain and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate actions to authorise the execution and performance of each of the Credit Documents. The
Borrower has duly executed and delivered each of the Credit Documents, and each such Credit Document constitutes the legal, valid and binding obligation of the
Borrower, enforceable in accordance with the terms of such Credit Document, except that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganisation and other relating laws affecting the rights of creditors.

                  5.3 No Sovereign Immunity. Neither the Borrower nor any of its
assets, properties and revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of any jurisdiction, including Argentina.

                  5.4 No Violation. Neither the execution or performance by the
Borrower of this Agreement and the other Credit Documents, nor the compliance by the Borrower with the terms and provisions hereof or thereof does or will (i)
contravene any provision of any Law, (including, without limitation the
Argentine Bankruptcy Law),or any order, writ, injunction or decree of any
Governmental Authority binding on the Borrower and/or its subsidiaries and affiliates, (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of the Borrower pursuant to the terms of any indenture,

                                                                             11

mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract, lease or instrument to which the Borrower is a party or by which the properties or assets of the Borrower are bound or to which the
Borrower may be subject, or (iii) violate any provision of the estatutos sociales, certificate or articles of incorporation, by-laws or other organisational documents of the Borrower.

                  5.5 Priority of the Outstanding Amount. The Outstanding
Principal Amount constitutes direct, general, unconditional and unsubordinated and validly secured Indebtedness of the Borrower.

                  5.6 Compliance with Organisational Documents and Applicable
Laws. The Borrower is in compliance in all material respects with (i) its estatutos sociales, certificates or articles of incorporation, by-laws or other organisational documents, (ii) all applicable Laws of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property.

                  5.7 Approvals. No order, consent, approval, license,
authorisation or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party
(except as have been obtained or made and are in full force and effect), is required to authorise, or is required in connection with, (i) the maintenance, and/or execution of any Credit Document; or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  5.8. Pledge. After execution of this Agreement, the Pledge
Agreement shall continue to be in full force and effect, and shall continue to give the Lender the Liens and the rights, powers, privileges and security interests created thereunder in favour of the Lender, as security in connection with the Obligations to the fullest extend permitted by applicable law.

                  5.9. No Novation: This Agreement does not constitute nor it may be construed as, a novation of the obligations of the Borrower under the
Credit Facilities

                                                                             12

                  SECTION 6.       COVENANTS.
                                   ----------
In addition to the Undertakings of the Borrower under the Credit Facility,the
Borrower covenants and agrees that until the Outstanding Principal Amount is repaid in full, together with all accrued interest thereon and all other
Obligations incurred hereunder and under any Credit Documents, are paid in full:

                  6.1     Information Covenants.  The Borrower will furnish or
cause to be furnished to the Lender:

                  (a)     Financial  Statements.  (i) As soon as  available,
but, in any event within ninety (90) calendar days after the end of each fiscal year of the Borrower, the statements of financial condition of the Borrower as at the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by the Auditors, and (ii) as soon as available, but in any event within fifty (50) calendar days after the end of each quarter, its consolidated financial statements for such period.

                  (b) Other Reports and Filings. (i) Promptly upon written
request from the Lender, copies of all financial information, proxy materials, information, reports and other material filings, if any, which the Borrower and its subsidiaries and affiliates shall have filed with any Governmental Authority and with any international or national securities exchange and which are publicly available; and (ii) timely, any information which the Borrower is required to provide the Lender according to the Law.

                  6.2 Compliance with Laws. The Borrower and its subsidiaries and affiliates will, comply with all applicable Laws, in respect of the conduct of their business and the ownership of their respective property.

                  6.3 Books, Records and Inspections; Accounting and Audit
Matters. The Borrower and its subsidiaries and affiliates will keep proper books of record and accounts in which full, true and correct entries in conformity with Argentine GAAP and all requirements of Law shall be made of all dealings and transactions in relation to their business and activities, including, without limitation, all necessary trade and commercial documents evidencing the transactions contemplated herein.

                                                                             13

                  6.4 Maintenance of Property; Insurance. The Borrower and its
subsidiaries and affiliates will (i) keep all property necessary to the business of the Borrower and its subsidiaries and affiliates in good working order and condition, ordinary wear and tear excepted, and (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practices for companies similarly situated owning similar properties in the same general areas in which the
Borrower and its subsidiaries and affiliates operates.

                  6.5 Maintenance of Approvals. The Borrower and its
subsidiaries and affiliates will take all such further actions as shall be required to insure that all orders, consents, licenses, authorisations, validations, filings, recordings, exemptions, waivers and similar approvals from all Governmental Authorities or other third parties shall remain in full force and effect.

                  6.6 The Security. The Pledge Agreement shall remain in full force and effect for as long as the Outstanding Principal Amount, plus interest, costs and expenses hereunder are not paid in full by the Borrower.

                  SECTION 7.       EVENTS OF DEFAULT.
                                   -----------------
                  Upon the occurrence of any of the following specified events
(each, an "Event of Default"):

                  7.1 Payments. The Borrower shall (i) default in the payment when due of any principal under the Outstanding Principal Amount or under the
Net Outstanding Principal Amount, as the case maybe or (ii) default in the payment when due of any interest under the Outstanding Principal Amount or under the Net Outstanding Principal Amount, as the case maybe, or any other amounts owing hereunder or under any other Credit Document; or

                  7.2 Representations, etc. Any representation, warranty or
statement made by or on behalf of the Borrower herein or in any other Credit
Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                                                                             14

                  7.3 Covenants. The Borrower shall default in the due
performance or observance of any term, covenant or agreement (other than those referred to in SECTIONS 7.1 and 7.2 of this Agreement) contained in this
Agreement or any other Credit Document, and any such default shall have continued unremedied for a period of fifteen (15) Banking Days form the date of the occurrence of such default; or

                  7.4 Bankruptcy, etc. The Borrower or any of its subsidiaries and affiliates shall commence a voluntary case concerning itself under any bankruptcy or reorganization proceeding under the Laws of Argentina (including a
"concurso preventivo" in accordance with the provisions of the Argentine
Bankruptcy Law) or any other jurisdiction (other than an Acuerdo Preventivo
Extrajudicial in accordance with the provisions of the Argentine Bankruptcy
Law); or an involuntary case under any such Laws ("pedido de quiebra") is commenced against the Borrower or its subsidiaries and affiliates, and the
Borrower or its subsidiaries and affiliates do not obtain dismissal thereof or do not contest it in good faith in the first available opportunity provided under Argentine Bankruptcy Law; or the Borrower or its subsidiaries is (or are as the case may be) adjudicated insolvent or bankrupt, or any other of relief or other order approving any such case or proceeding is entered after execution of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement or instrument entered in connection with the refinancing of the indebtedness of the Borrower; the Borrower becomes into cesacion de pagos as provided in Sections 78 and 79 of Argentine Bankruptcy Law No. 24,522 as
amended; or the Borrower or its subsidiaries suffers any appointment of any custodian or the like for it (or them, as the case may be) or any substantial part of their (or their, as the case may be) property and, to the extend applicable law permits the Borrower or its subsidiaries and undercharged and/or unstayed for a period of ten (10) calendar days; or the Borrower or its subsidiaries and affiliates makes (or make as the case may be) a general assignment for the benefit of creditors; or any corporate action is taken by the
Borrower or its subsidiaries and affiliates for the purpose of effecting any of the foregoing; or after execution of any other agreement or instrument entered in connection with the refinancing of its (or theirs, as the case may be)
indebtedness, Borrower or its subsidiaries and affiliates shall generally not pay their debts as they become due or shall admit in writing their inability to pay their debts as they become due.

                  7.5 Judgments. One or more final judgements or non appealable decrees shall be entered against the Borrower or its Subsidiaries and affiliates involving in the

                                                                             15

aggregate for the Borrower or its subsidiaries and affiliates a liability (not paid or fully covered by insurance) which could reasonably be expected to have a
Material Adverse Effect, or all such judgements or decrees which could reasonably be expected to have a Material Adverse Effect shall not have been vacated, discharged or stayed or bonded pending appeal, if necessary, within thirty (30) Banking Days after the entry thereof; or

                  7.6 Dissolution or Liquidation. The Borrower adopts any
corporate resolution pursuant to, or any Governmental Authority decides, the dissolution or liquidation of the Borrower.

                  7.7 Default Under Other Agreements. The Borrower or its
subsidiaries and affiliates shall fall within an event of default under any other credit agreement with the Lender or its subsidiaries or affiliates; or

                  7.8 Material Adverse Effect. The Borrower produces, creates or causes any act and/or event which, in the judgment of the Lender, could reasonably be expected to have a Material Adverse Effect or otherwise materially and adversely affect the rights and remedies of the Lender under this Agreement or the Pledge Agreement; or

                  7.9 Pledge Agreement. The Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Lender the rights, powers and privileges purported to be created thereby, or the Borrower shall fail to provide the Lender with a validly endorsed insurance policy over the Pledged
Assets as provided in the Pledge Agreement, then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, then the
Lender may take any and all of the following actions, without any other formality, without prejudice to the rights of the Lender to enforce its claims against the Borrower: (i) declare the principal of and any accrued interest in respect of the Outstanding Principal Amount, or of the Net Outstanding Principal
Amount, as the case may be, and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (ii) enforce any or all of the Liens and security interests created pursuant to this Agreement, and apply the proceeds to the payment of the Outstanding Principal Amount or of the Net Outstanding Principal
Amount, as the case may be, plus interest, costs and expenses hereunder; and
(iii) exercise any other rights available under the Credit Documents.

                                                                             16

                  SECTION 8.        THE SALE.
                                    --------
                  8.1 Agreement to Sell. The Parties hereto agree that the
Lender will on an exclusive basis and on the terms and conditions provided in this Agreement, use its reasonable endeavours to obtain from third parties irrevocable offers to buy from the Borrower the Pledged Assets, which offers shall comply with the minimum terms and conditions provided in SECTION 9.2 of this Agreement (each, an "Offer") and the parties here to further agree that the
Borrower will accept such offers in order to perfect the sale of the Pledged
Assets (the "Sale"). The Offers must be addressed by the interested third party to the Borrower, with a full copy thereof simultaneously sent to the Lender, and they must have a minimum term of validity of thirty (30) calendar days

                  8.2 Joint efforts with the Borrower. The Borrower shall
cooperate with the Lender in the Sale. This includes the participation in presentations and visits to or by potential buyers both in Argentina and in foreign countries. Moreover, the Borrower may as well use its reasonable efforts to obtain offers from third parties under the terms and conditions hereunder.

                  8.3 Services by third parties. Due to the complex nature and significance of the Pledged Assets, the Parties agree that the Lender may hire, in connection with the Sale, the services of APV in order to offer and sell the
Pledged Assets in accordance with the terms and conditions established herein,
(the "Technical Expert").

                  8.4     Fees, Commissions, Costs and Expenses.

                  (a) For the services rendered by the Lender under this SECTION
8, the Borrower agrees to pay to the Technical Expert (if any) a commission equal to 3% of the price of the Sale (the "APV Success Fee"). The Technical
Expert shall be paid the APV Success Fee hereby agreed upon even under the case provided for in Section 8.2 above. Should APV become entitled to the APV Success
Fee all the costs and expenses paid under subsection (b) below shall be credited towards the APV Success Fee so that Borrower shall only pay the balance thereof.

                  (b) The Borrower has agreed to reimburse the Technical Expert promptly for all out-of-pocket costs and expenses incurred by the Technical
Expert as from May 1, 2004. Notwithstanding the aforesaid, before incurring in any future cost and /or expense in

                                                                              17

excess of (i) USD15,000 individually, or (ii) USD60,000, in the aggregate, then the Lender shall previously seek the previous approval of the Borrower. All reimbursable costs and expenses will be payable at (i) the closing of the Sale or (ii) at the end of each calendar quarter (meaning March 31, June 30,
September 30 and December 31), whichever occurs first.

                  (c) The Borrower has agreed to reimburse the Lender for all out-of-pocket costs and expenses (accrued and future) reasonably incurred by the
Lender and EKF in connection with the Sale. All reimbursable costs and expenses will be payable at (i) the closing of the Sale or (ii) at the end of each calendar quarter (meaning March 31, June 30, September 30 and December 31), whichever occurs first.

                  8.5 Taxes. All present or future Argentine taxes (including without limitation, VAT and duty taxes), levied on the Pledged Assets, or in connection with the Sale shall be borne by the Borrower (hereinafter the
"Taxes"). The Borrower shall pay the Taxes in accordance to applicable law.

                  8.6 Termination. The arrangement for the Sale will terminate at the (i) closing of the Sale or (ii) on December 31, 2005, whichever occurs first. This arrangement for the Sale may also be terminated by the Lender within seven (7) calendar days after written notice to the Borrower is given to such effect. No such termination will affect the Lender's right to payment of the
Outstanding Principal Amount and/or receive reimbursement of its (or the
Technical Expert's) out-of-pocket expenses as set forth above, or the rights of the Borrower or any other Indemnified Person (as defined herein) to receive indemnification.

                  8.7 Indemnification. The Borrower hereby agrees to indemnify and hold harmless the Lender and its affiliates and subsidiaries and the respective directors, officers, agents and employees of the Lender, EKF and/or the Technical Expert (each an "Indemnified Person"), if any, from and against any losses, claims, damages or liabilities arising out of activities performed pursuant to this arrangement for the Sale, and to reimburse any Indemnified
Person on a current basis for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with any action, suit or proceeding in relation hereto or in connection herewith. The obligation to

                                                                             18

indemnify set forth herein will survive the Sale and the termination provided in
SECTION 8.6 of this Agreement.

                  8.8 The Sale Agreement. Notwithstanding the power of attorney that is provided in SECTION 8.9 below, it is hereby agreed that the Borrower shall promptly execute, as requested by the lender, any agreement that may be necessary to perfect tha Sale and shall do, make and/or perform any and all acts, deeds and/or actions necessary to perfect the Sale, including without limitation delivering the Pledged Assets that were received by the borrower from
APV in due course. To such effect, the lender shall notify in writing to the
Borrower of the existence of an Offer, including in such notice the term in which the Offer is to be accepted by the Borrower. This notice must be delivered by the Lender to the Borrower at least five (5) Banking Days prior to the execution of the Agreement relating to the Sale. In addition, the Borrower shall promptly after so requested by the Lender, sign, execute, deliver and/or produce any and all forms, returns, sworn statements or any other kind of document that may be needed to perfect the Sale or to comply with any obligation upon the
Borrower existing in connection with the Sale or to permit the export of the
Pledged Assets if such exports were needed.

                  8.9 Power of Attorney. Notwithstanding the provision in
SECTION 8.8. above the Borrower hereby grants special Power of Attorney in favour of the Lender to act on its behalf in order to sell, and perfect the transfer of title and property over, the Pledged Assets, and to perform all and every acts necessary for such purposes before the Register of Loans Secured by
Pledges (Registro Nacional de Creditos Prendarios) of the City of Lujan,
Province of Buenos Aires. The Borrower shall, as promptly hereafter, as possible execute a public deed that will notarised the special power of attorney herein provided for substantially in the same terms that are included in the form that is enclosed hereto as Annex IV.

                  SECTION 9.       GENERAL TERMS FOR THE SALE OF THE PLEDGED
                                   ASSETS.
                                   -----------------------------------------
                  9.1. Proceeds of the Sale. The buyer shall be irrevocably
instructed by the Borrower, or the Lender on its behalf to make payment of the price of the Sale directly to the Payment Office provided that such instruction does not violate any Argentine applicable law. Furthermore, the Parties agree that the proceeds of the Sale shall be applied by the Lender according to the following order of priority: (i) to cancel APV Success Fee; (ii) to

                                                                             19

cancel interest accrued on the Outstanding Principal Amount after the execution of this Agreement; and (iii) to cancel the Outstanding Principal Amount under this Agreement, by applying the balance (after the payment in (i) hereof and credit in (ii) hereof were made) of the proceeds of the Sale to pay the outstanding instalments in reverse form, that is, starting with the instalment to be paid in June 30, 2011. Any excess cash resulting therefrom shall be promptly transferred by the Lender to the Borrower.

                  9.2. Minimum Conditions for the Sale not conditioned to the
Borrower's prior Approval. The Minimum conditions referred to SECTION 8.1. of this Agreement are:

                 (a)  (i) The price of the Sale will not be lower than USD
                      4,500,000, payable in cash (the "Minimum Cash Selling
                      Price"). Accordingly, the Parties agree that the Borrower
                      will not be obliged to accept an offer to buy the Pledged
                      Assets for a price lower than the Minimum Cash Selling
                      Price; (ii) Notwithstanding the above, the price of the
                      Sale will not be lower than USD 4,800,000 (the "Minimum
                      Guaranteed Selling Price") in a case where a guarantee by
                      EKF is provided to the buyer totally or partially with
                      respect to the Sale. Accordingly, the Parties agree that
                      the Borrower will not be obliged to accept an offer to buy the Pledged Assets for a price lower than the Minimum
                      Guaranteed Selling Price where EKF has accepted to
                      guarantee totally or partially the Sale.

                 (b)  No changes in tax or customs regulations which create taxes, levies, duties, export duties, or the like imposed
                      on the Sale (the "New Tax Regulations") with the effect
                      that the New Tax Regulations create a liability upon the
                      Borrower in excess of USD 250,000 shall have occurred;
                      provided however, that if such New Tax Regulations creates such a liability over USD 250,000 the Lender, at its sole
                      discretion, shall have the right to instruct the Borrower
                      to accept the Offer, or accept it on its behalf, in which
                      case all amounts due under the New Tax Regulations over
                      USD 250,000 shall be borne by the Lender.

                 (c)  The Pledged Assets shall be sold to any buyer outside
                      Argentina;

                 (d)  The Pledge Assets shall be sold in whole but not in parts;

                 (e)  The Pledged Assets shall be sold in whole but not in
                      parts,

                 (f)  The Borrower shall simultaneously with the execution of the agreement in connection with the Sale, assign to the
                      buyer and warranty provided by APV, if any;

                                                                             20

                 (g)  Possession of the Pledged Assets shall be transferred to the buyer at its present location (freight, insurance and
                      import duties, if any, shall be borne by the buyer);

 9.3 Further reduction of the Outstanding Principal Amount. The Net Outstanding
Principal Amount. Notwithstanding the provisions of SECTION 9.1, the Parties agree that upon the selling of the Pledged Assets, the Outstanding Principal
Amount -following the application of the proceeds of the sale in accordance with
SECTION 9.1 will suffer a further reduction (the "FR"). Accordingly, it is expressly agreed that (i) in a Sale in which there is no guarantee provided by
EKF to the buyer, the Outstanding Principal Amount shall be subject to a FR in an amount which is equal to one third (1/3) of the price of the Sale, and (ii)
in a Sale in which there is a guarantee provided by EKF to the buyer totally or partially, the Outstanding Principal Amount shall be subject to a (x) FR in an amount which shall be equal to one third (1/3) of the portion of the price of the Sale that is not guaranteed by EKF and to (y) a FR equal to one fourth (1/4)
of the price of the Sale that is guaranteed by EKF. However, in no case the FR will exceed the amount of USD 2,000,000. The amount owed by the Borrower to the
Lender after the deductions provided for in SECTION 9.1. and in SECTION 9.3.
were made, is herein referred to as the "Net Outstanding Principal Amount"

9.4. Payment of the Net Outstanding Principal Amount if the Sale is completed:
If the Sale is completed, pursuant to the terms and conditions hereunder, on or before, December 31, 2005, the repayment schedule set forth in SECTION 3.1.
shall be replaced by the one set forth below. Therefore, in such case the
Borrower shall pay on each date set forth below the amount set forth below opposite such date (each such payment date, a "Scheduled Repayment Date" and each such principal amount a "Schedule Repayment")

                                                           Percentage of
                  Principal Payment Date         Outstanding Principal Amount
                  ----------------------         ----------------------------
                  June 30, 2007                                  5%
                  December  31, 2007                             5%
                  June  30, 2008                                 5%
                  December  31, 2008                             5%
                  June  30, 2009                                10%
                  December  31, 2009                            10%
                  June 30, 2010                                 20%
                  December  31, 2010                            20%
                  June  30, 2011                                20%

                                                                              21

                  9.5 Joint Venture, alliance, etc. Notwithstanding the
provisions of SECTION 8.1, the Parties agree to consider as an alternative to the Sale of the Pledged Assets, and on a good faith basis, eventual joint ventures, strategic alliances, and the like, among the Borrower and other companies, aimed to obtain a more efficient use of such assets. The Borrower agreed to consider, on a good faith basis, the Sale at a lower price if (i) it does not receive an Offer of the Pledged Assets before December 31, 2005, and
(ii) if the Technical Expert expressly estimates a price lower than the Minimum
Cash Selling Price and the Minimum Guaranteed Selling Price

                  SECTION 10.      MISCELLANEOUS.
                                   -------------
                  10.1 Amendments and modifications. Except as stipulated
herein, the provisions of the Pledge Agreement and of the Credit Facility that are not amended by this Agreement, continue to be understanding of the Parties hereto and any remedies available thereunder remain in full force and effect.
Conflicts between the provisions of this Agreement and the provisions in the
Credit Facility, the provision in the Credit Facility shall prevail .

                  10.2    Notices.
                          -------
                  Any notice or other communication given pursuant to this
  Agreement shall be sent to the appropriate Party at the following addresses:

                  If to the Lender: 9, Quai du President Paul Doumer, Paris
La Defense, France. With a copy to: Fortunatti & Lucero L.N. Alem 855, 23rd
Floor, City of Buenos Aires, Argentina. Attention: Dr. Luis Lucero.

                 If to the Borrower: Encarnacion Ezcurra 365, 2nd. floor, City of Buenos Aires, Argentina. Attention: Rodolfo Gonzalez.

                 With a copy to: Cibils - Labougle - Ibanez, Av. Corrientes
345 - 9 floor, City of Buenos Aires. Attention: Dr. Joaquin Ibanez

                                                                             22

                   All such notices and communications shall, when delivered, be effective when delivered by the overnight courier service. All such notices and other communications, if not in English, shall be accompanied by an English translation.

                  10.3 Benefit of Agreement; Assignment. This Agreement and the
other Credit Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors, permitted assigns, and transferees of the Lender, without any specific notice, registration or confirmation, in case, inter alia of any sale, merger, demerger, spin off or assets contribution or a partial merger within the meanings of Articles L 236 and following of the French
Company Act shall be deemed to be a transfer for the purpose of the present provision. The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Credit Document. The Lender or any of its assignees pursuant to this SECTION 10.3 may freely assign or participate this Agreement and any other Credit Document, in whole or in part to any Person.
The Lender shall bear all costs and expenses (including applicable Taxes and legal fees) incurred in connection with an assignment or transfer of its rights hereunder or under any other Credit Document, unless such assignment or transfer is based upon the occurrence of an Illegality, in which case the referred costs, expenses and Taxes shall be borne by the Borrower. Following any such assignment, any reference to the Lender in this Agreement or the other Credit
Documents shall thereafter refer to the Lender and to such assignee to the extent of their respective interests.

                  10.4 No Waiver; Remedies Cumulative. No (i) failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document, or (ii) course of dealing between the
Borrower and the Lender, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the
Lender to any other or further action in any circumstances without notice or demand.

                                                                             23

                  10.5 Computations. All computations of interest hereunder
shall be made in accordance with Article 9.2 of the Master Credit Agreement.

                  10.6 Governing Law; Submission to Jurisdiction; Venue. This
Agreement shall be governed by and construed in accordance with the laws of
France.

                 Any dispute arising out of or in connection with this Agreement including disputes concerning their validity shall be finally settled according to the Rules of Conciliation and Arbitration of the International Chamber of
Commerce by three (3) arbitrators appointed pursuant to this rules. The arbitration shall take place in Paris and be conducted in English.

                  Notwithstanding the provisions herein above, the Borrower
hereby irrevocably accepts that the Arranger and/or the Lender shall have the right to start any proceeding against the Borrower with respect to the Pledge
Agreement (a) in the competent court in Argentina or (b) in any other jurisdiction where assets of the Borrower are located.

                  10.7 Illegality. If any court of competent jurisdiction
declares any provisions of this Agreement illegal, void or unenforceable, the other provisions shall not be affected but shall remain in full force and effect. The Parties shall use their best endeavours to substitute any provision so declared to be illegal, void or unenforceable, for provisions which shall be as closely as possible of a similar nature but which shall be legally enforceable

                  10.8 Obligation to Make Payments in USD. The obligation of the
Borrower to make payments in USD of the principal of and interest on the
Outstanding Principal Amount and any other amounts due hereunder or under any other Credit Document shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than USD, except to the extent such tender or recovery shall result in the actual receipt by the Lender of the full amount of USD expressed to be payable in respect of the principal of and interest on the Outstanding
Principal Amount and all other amounts due hereunder or under any other Credit
Document. The obligation of the Borrower to make payments in USD as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in USD of the amount, if any, by which such actual receipt shall fall short of the

                                                                             24

full amount of USD expressed to be payable in respect of the principal of and interest on the Outstanding Principal Amount and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

                  10.9 Headings Descriptive. The headings of the several
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this
Agreement.

                  10.10 Amendment or Waiver. Neither this Agreement nor any
other Credit Document nor any term hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Lender.

                  Made in Ciudad Autonoma de Buenos Aires, on June 3, 2004 in
two original copies.

MASTELLONE HERMANOS S.A.

By:
    ----------------------------------------
     Name:
     Title:

                                                                             25

CALYON AS SUCCESSOR OF CREDIT
LYONNAIS S.A.

By:
   ---------------------------------
     Name:
     Title:

                                                                              26

                                     ANNEX I
                                     -------
                               The Credit facility

                              The Pledge Agreement

                                                                             27

                                    ANNEX II
                                    --------
                          FORM OF OFFICER'S CERTIFICATE

               I, THE UNDERSIGNED,_________________ of Mastellone Hermanos S.A.
(the  "Borrower"),  a corporation  organized and existing under the laws of the
Republic of Argentina, DO HEREBY CERTIFY that:

               1. This Certificate is furnished pursuant to the AMENDMENT
AGREEMENT NO. 5 and AMENDMENT No. 8 OF THE ADMISSION FORM , dated as of June 3,
2004, between the Borrower, and CALYON as successor of Credit Lyonnais S.A. as the arranger and Lender (such agreement, as in effect on the sate of this
Certificate, hereinafter the "Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have meanings provided in the
Agreement.

               2. Attached hereto as EXHIBIT I is a true and correct copy of the estatutos sociales of the Borrower as in effect on the day hereof together with all amendments thereto adopted through such date.

               3. Attached hereto as EXHIBIT II is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower at a meeting on May [__], 2004, at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto set my hand this [__] day of May, 2004.

                                  MASTELLONES HERMANOS S.A.

                                  By:
                                           ----------------------------------
                                  Name:
                                           ----------------------------------
                                  Title:   [____________________]

                                                                             28

                                    ANNEX III
                                    ---------
                              Form of Legal Opinion

                                                                              29

                                    ANNEX IV
                                    --------
                            Form of Power of attorney

                                                                             30